UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2007

TOROTEL, INC.

(Exact name of registrant as specified in its charter)

Missouri	1-8125	44-0610086
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

620 North Lindenwood Drive

Olathe, KS  66062

(Address of principal executive office)(Zip Code)

(913) 747-6111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into Material Definitive Agreements.

On August 7, 2007, the Compensation and Nominating Committee of the Board of Directors of Torotel, Inc. (the “Company”) approved the issuance of 575,750 shares of the Company’s common stock pursuant to the Long-Term Incentive Plans, which were filed as Exhibit 10.9 of Form 10-KSB on July 30, 2007, and incorporated herein by reference.  A total of thirteen (13) key employees received restricted shares pursuant to individual Restricted Stock Agreements.  The form of the Restricted Stock Agreement was included in Exhibit 10.9 as referenced above, and is also incorporated herein by reference.  The following table lists the officers of the Company that received shares.

Name and Principal Position	Restricted Shares Awarded
Dale H. Sizemore, Jr. President and Chief Executive Officer	84,000

H. James Serrone Vice President of Finance and Chief Financial Officer	63,000

Benjamin E. Ames, Jr. Executive Vice President of Torotel Products, Inc.	70,000

All Officers and Key Employees as a Group (13 persons)	575,750

Item 8.01                                             Other events.

On August 9, 2007, the Board of Directors of Torotel, Inc. (the “Company”) determined that the Company’s annual meeting of shareholders previously scheduled for September 17, 2007, would be postponed until October 15, 2007.  The rescheduling was necessary because of various business reasons and additional time needed to address certain shareholder proposals submitted to the Securities and Exchange Commission for inclusion in the Company’s proxy statement pursuant to Rule 14a-8.

The Board set the record date for the meeting at August 31, 2007.  The meeting will be held at the time and place contained in the formal notice of the meeting.  The Company intends to mail the formal notice of the meeting, the proxy statement and the annual report to shareholders on or about September 21, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

By:	/s/ H. James Serrone
Vice President of Finance and
Chief Financial Officer

Date:  August 10, 2007